SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 10, 2010, by and among Heritage Oaks Bancorp, a California corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.            The Company and each Purchaser is executing and delivering this Agreement in the same form as each other Purchaser, and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.            Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Company’s Series B mandatorily convertible cumulative perpetual preferred stock, $1,000 liquidation preference per share (the “Preferred Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be not less than 52,088 shares of Preferred Stock (not taking into account the Patriot Additional Shares or the Series C Preferred Shares, as such terms are defined herein) and shall be collectively referred to herein, including for such purposes the Patriot Additional Shares and the Series C Preferred Shares, as the “Preferred Shares”).  When purchased, the Preferred Stock will have the terms set forth in a certificate of determination for the Preferred Stock in the form attached as Exhibit A hereto (the “Certificate of Determination”) made a part of the Company’s Articles of Incorporation, as amended, by the filing of the Certificate of Determination with the California Secretary of State (the “California Secretary”).  Except as otherwise provided herein, the Preferred Stock will convert into shares (the “Underlying Shares” and, together with the Preferred Shares and the Series C Preferred Shares, the “Securities”) of the common stock, no par value per share, of the Company (the “Common Stock”), subject to and in accordance with the terms and conditions of the Certificate of Determination.

C.           Patriot Financial Partners, L.P. and Patriot Financial Parallel Partners, L.P. (collectively referred to herein as “Patriot”) are initially purchasing in the offering contemplated hereby 5,901 shares of the Preferred Stock the (“Patriot Shares”). If certain conditions are satisfied as set forth herein, the Company agrees to sell, and Patriot agrees to purchase, in each case upon the terms and conditions stated in this Agreement, an additional 4,702 shares of Preferred Stock (the “Additional Patriot Shares”).  The sale of the Additional Patriot Shares may occur as of the Closing Date or subsequent thereto.

D.           Castle Creek Capital Partners IV, LP (“Castle Creek”) is purchasing 3,789 shares of the Preferred Stock (“Castle Creek Shares”) and 1,189,538 shares of the Company’s Series C convertible perpetual preferred stock, $3.25 liquidation preference per share (“Series C Preferred Shares”).  When purchased, the Series C Preferred Shares will have the terms set forth in a certificate of determination for the Series C Preferred Shares in the form attached as Exhibit B hereto (the “Series C Certificate of Determination”) made a part of the Company’s Articles of Incorporation, as amended, by the filing of the Castle Creek Certificate of Determination with the California Secretary.

E.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

F.            The Company has engaged Sandler O’Neill & Partners, L.P., and FIG Partners, L.L.C. as its exclusive placement agents (the “Placement Agents”) for the offering of the Preferred Shares and Series C Preferred Shares.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.
DEFINITIONS

Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Article I:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments and certificates of determination thereto, as the same may be amended from time to time.

“Bank” means the Company’s wholly owned subsidiary, Heritage Oaks Bank, a California banking corporation.

“Bank Board” has the meaning set forth in Section 4.18.

“Bank Board Observer” has the meaning set forth in Section 4.18.

“Bank Board Representative” has the meaning set forth in Section 4.18.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Board Representative” has the meaning set forth in Section 4.18.

“Burdensome Condition” has the meaning set forth in Section 5.1(i).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 4.1(e).

“Buy-In Price” has the meaning set forth in Section 4.1(e).

“California Courts” means the state and federal courts sitting in the State of California.

“California Secretary” has the meaning set forth in the Recitals.

“Castle Creek” has the meaning set forth in the Recitals.

“Castle Creek Shares” has the meaning set forth in the Recitals.

“Certificate of Determination” has the meaning set forth in the Recitals.

“Closing” means the initial closing of the purchase and sale of the Preferred Shares pursuant to this Agreement which may include the Additional Patriot Shares if the conditions to the sale thereof have been satisfied prior to the Closing Date.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied, or such other date as the parties may mutually agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Counsel” means Stuart | Moore.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Reports” has the meaning set forth in Section 3.1(kk).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Deadline Date” has the meaning set forth in Section 4.1(e).

“DFI” means the California Department of Financial Institutions.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“DTC” means The Depository Trust Company.

“Effective Date” means the date on which the initial Registration Statement required by the terms hereof is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” has the meaning set forth in Section 3.1(qq).

“Escrow Agreement” has the meaning set forth in Section 2.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” has the meaning set forth in Section 3.1(kk).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.8(b).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means, with respect to the Company, any change, circumstance or effect, individually or in the aggregate, that (i) is, or is reasonably expected to be materially adverse to the business, results of operations, prospects, or condition (financial or otherwise), of the Company and its Subsidiaries taken as a whole, or (ii) could materially impair the ability of the Company to perform its obligation under this Agreement or to consummate the Closing; provided, however, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following:   (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to financial institutions generally, except to the extent such change disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, (B) changes, after the date hereof, in laws of general applicability or interpretations thereof by courts or governmental authorities, (C) actions or omissions by any party taken with the prior written permission of the other party or upon the recommendation of the other party or required under this Agreement, (D)  the imposition and announcement of any regulatory enforcement action by the FDIC and DFI as to Bank and by the Federal Reserve as to Company to the extent such matters were as disclosed on Schedule 3.1(mm) as of the date of this Agreement, or (E) changes, after the date hereof, in global or national or regional political conditions (including the outbreak of war or acts of terrorism) or in general or regional economic or market conditions affecting financial institutions or their holding companies generally except to the extent that any such changes in general or regional economic or market conditions have a disproportionate adverse effect on such party.

“Material Contract” means any contract of the Company that was filed as an exhibit to the SEC Reports on file as of the date of this Agreement pursuant to Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Money Laundering Laws” has the meaning set forth in Section 3.1(ii).

“New Security” has the meaning set forth in Section 4.21(a).

“Non-Public Information” has the meaning set forth in Section 4.6.

“Non-Control Determination” has the meaning set forth in Section 4.15.

“Non-Voting Common Stock” has the meaning set forth in the Recitals.

“Observer” has the meaning set forth in Section 4.18.

“Outside Date” means the thirtieth day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“Patriot” has the meaning set forth in the Recitals.

“Patriot Shares” has the meaning set forth in the Recitals.

“Patriot Additional Shares” has the meaning set forth in the Recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agents” has the meaning set forth in the Recitals.

“Preferred Shares” has the meaning set forth in the Recitals.

“Preferred Stock” has the meaning set forth in the Recitals.

“Press Release” has the meaning set forth in Section 4.6.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Purchase Price” means $1,000.00 per Preferred Share and $3.25 per Series C Preferred Share.

 “Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

 “Purchaser Party” has the meaning set forth in Section 4.8(a).

 “Registration Rights Agreement” has the meaning set forth in the Recitals.

 “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(mm).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Series C Certificate of Determination” has the meaning set forth in the Recitals.

“Series C Preferred Shares” has the meaning set forth in the Recitals.

“Shareholder Approval” has the meaning set forth in Section 4.11.

“Stock Certificates” has the meaning set forth in Section 2.2(a)(ii).

“Shareholder Proposal” has the meaning set forth in Section 4.11.

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Preferred Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”, provided, however, with respect to Patriot, Subscription Amount means the purchase of the Patriot Shares as set forth on Patriot’s signature page to this Agreement and shall only include the Additional Patriot Shares to extent the condition precedent to their purchase are ratified.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Certificate of Determination and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, or any successor transfer agent for the Company.

“Underlying Shares” has the meaning set forth in the Recitals.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.

(a)           Purchase of Preferred Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Preferred Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per Preferred Share price equal to the Purchase Price, and Castle Creek will purchase, in addition, the 1,189,538 shares of Series C Preferred Stock.  With respect to Patriot, unless the conditions set forth in Section 2.3 are satisfied, Patriot shall only purchase the Patriot Shares at the Closing. If the conditions of Section 2.3 are satisfied at or prior to the Closing Date, then Patriot shall also purchase the Additional Patriot Shares as of the Closing Date.

(b)           Closing.  The Closing of the purchase and sale of the Preferred Shares shall take place at the offices of the Company, 1222 Vine Street, Paso Robles, CA  93446, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree and shall occur no later than the fifth Business Day following the date on which the conditions to closing set forth in Article V are satisfied (other than those conditions that by their nature are to be satisfied at Closing but subject to the fulfillment or waiver of those conditions).

(c)           Delivery and Payment.  At the Closing, the Company shall deliver to each of the respective Purchasers a certificate or certificates, in such reasonable denominations as the

Purchaser may have designated in writing not less than three days before the Closing, and registered in the name of the Purchaser (or its designee or nominee), representing the number of Preferred Shares the Purchaser is acquiring in the transaction. At the Closing, the Purchaser shall deliver the purchase price of his respective Subscription Amount in immediately available funds by wire transfer to:

ABA Routing Number:            122239982
Beneficiary:                                Heritage Oaks Bancorp
Acct #:                                        001 901 664
Attn:                                           Margaret Torres

(d)            Delivery into Escrow.  At the Closing, unless the conditions of Section 2.3 have been satisfied prior thereto, Patriot shall place in escrow pursuant to the terms of the escrow agreement attached hereto as Exhibit D (the “Escrow Agreement”) an amount equal to the purchase price of the Additional Patriot Shares. Patriot, the Company and the escrow agent will enter into the Escrow Agreement as of the Closing Date to the extent the conditions precedent to the purchase of the Additional Patriot Shares have not been satisfied as of the Closing Date.

2.2           Closing Deliveries.

(a)            On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)	this Agreement, duly executed by the Company;

(ii)
one or more stock certificates (if physical certificates are required by the Purchaser to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within three Business Days of the Closing Date), evidencing the Preferred Shares subscribed for by Purchaser hereunder, registered in the name of such Purchaser or as otherwise set forth on the Investor Questionnaire included as Exhibit E, hereto, (the “Stock Certificates”) (or, if the Company and such Purchaser agree, the Company shall cause to be made a book-entry record through the facilities of DTC representing the Preferred Shares registered in the name of such Purchaser or as otherwise set forth on the Investor Questionnaire);

(iii)	a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit F, executed by such counsel and addressed to the Purchasers; and

(iv)
a certificate of the Secretary of the Company, in the form attached hereto as Exhibit G (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the articles of incorporation, as amended, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v)	the Compliance Certificate referred to in Section 5.1(g);

(vi)
The Company shall have delivered a certificate evidencing the formation and good standing of each of the Company and Heritage Oaks Bank in its respective jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) business days of the Closing Date; and

(vii)	the Escrow Agreement executed by the Company and the escrow agent (to the extent the conditions of Section 2.3 are not satisfied prior to closing).

(b)           On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)	this Agreement, duly executed by such Purchaser;

(ii)
its Subscription Amount, in U.S. dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer in accordance with the Company’s written instructions;

(iii)	a fully completed and duly executed Investor Questionnaire, reasonably satisfactory to the Company in the form attached hereto as Exhibit E; and

(iv)
with respect to Patriot, if the conditions of Section 2.3 have not been satisfied as of the Closing Date, an executed copy of the Escrow Agreement and the transfer to the escrow agent pursuant to said agreement of the purchase price for the Additional Patriot Shares in U.S. dollars and in immediately available funds.

2.3           Purchase of Additional Patriot Shares. In the event the conditions precedent to Patriot being permitted to purchase the Additional Patriot Shares set forth in Sections 5.1(i) and 5.3 hereof are satisfied, and if such satisfaction occurs subsequent to the Closing Date, then within five Business Days thereafter, pursuant to the terms of the Escrow Agreement, the purchase price of the Additional Patriot Shares will be released to the Company and the Company will concurrently deliver to Patriot one or more Stock Certificates evidencing the Additional Patriot Shares registered in the name of Patriot as directed thereby.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that:

(a)           Subsidiaries.  The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted.   Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.  The Company is duly registered as a bank holding company under the BHC Act.  The Bank’s deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(c)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Preferred Shares, including the Additional Patriot Shares, in accordance with the terms hereof and, subject to Shareholder Approval, to issue the Underlying Shares in accordance with the Certificate of Determination. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Shares and the Underlying Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Except for Material Contracts, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(d)           No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Preferred Shares and the Underlying Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii)  conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Preferred Shares and the Underlying Shares), other than (i) obtaining Shareholder

Approval to issue the Underlying Shares in accordance with the terms of the Certificate of Determination, (ii) the filing of the Certificate of Determination with the California Secretary, (iii) the filing with the Commission of one or more Registration Statements in accordance with the requirements set forth herein, (iv) filings required by applicable state securities laws, (v) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (vi) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Underlying Shares and the listing of the Underlying Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (vii) the filings required in accordance with Section 4.6 of this Agreement and (viii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)           Issuance of the Shares.  The issuance of the Preferred Shares has been duly authorized and the Preferred Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  The issuance of the Underlying Shares has been duly authorized and the Underlying Shares, when issued in accordance with the terms of the Certificate of Determination, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g).  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as set forth in Schedule 3.1(g): (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the SEC Reports as of the date of this Agreement; (iii) there are no material outstanding debt securities, notes,  credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the

Company or by which the Company is bound; (iv) except for registration obligations set forth herein, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company has no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports as of the date of this Agreement, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(h)           SEC Reports; Disclosure Materials.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2008 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)           Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j)           Tax Matters.  The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect.

(k)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports filed prior to the date of this Agreement, except as disclosed in subsequent SEC Reports filed prior to the date of this Agreement, the businesses of the Company and its Significant Subsidiaries have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and there has not occurred since December 31, 2008, any event that has had a Material Adverse Effect.

(l)           Environmental Matters.  Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

(m)           Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Preferred Shares or the Underlying Shares or (ii) except as disclosed in the SEC Reports as of the date of this Agreement, is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(n)           Employment Matters.  No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good.  To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s

Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.  The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)           Compliance.  Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy or guidelines or order of any governmental authority applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)           Regulatory Permits.  The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as conducted and as described in the SEC Reports on file as of the date of this Agreement, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q)           Title to Assets.  The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(r)           Patents and Trademarks.  The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted as disclosed in the SEC Reports on file as of the date of this Agreement except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect.  Except as set forth in the SEC Reports on file as of the date of this Agreement and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s)           Insurance.  The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged.  Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports on file as of the date of this Agreement and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u)           Internal Control Over Financial Reporting.  Except as set forth in the SEC Reports on file as of the date of this Agreement, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and such internal control over financial reporting is effective.

(v)           Sarbanes-Oxley; Disclosure Controls.  The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as disclosed in the SEC Reports on file as of the date hereof, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a

15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.

(w)           Certain Fees.  No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agents with respect to the offer and sale of the Shares (which placement agent fees are being paid by the Company). The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x)           Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Preferred Shares by the Company to the Purchasers under the Transaction Documents.  The issuance and sale of the Preferred Shares hereunder does not contravene the rules and regulations of the Principal Trading Market and, upon Shareholder Approval, the issuance of the Underlying Shares in accordance with the Certificate of Determination will not contravene the rules and regulations of the Principal Trading Market.

(y)           Registration Rights.  Other than each of the Purchasers, except as set forth on Schedule 3.1(y), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z)           No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s  Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Preferred Shares as contemplated hereby.

(aa)           Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason  to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(bb)           Investment Company.  Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc)           Questionable Payments.  Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(dd)           Application of Takeover Protections; Rights Agreements.  The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ee)           Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

(ff)           Acknowledgment Regarding Purchasers’ Purchase of Preferred Shares.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Preferred Shares.

(gg)           Absence of Manipulation.  The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(hh)           OFAC.  Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Preferred Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii)           Money Laundering Laws.  The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(jj)           No Additional Agreements.  The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(kk)           Reports, Registrations and Statements.  Since January 1, 2008, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the FDIC, the DFI, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not have or reasonably be expected to have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the DFI and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(ll)           Adequate Capitalization.  As of December 31, 2009, the Company’s Subsidiary insured depository institution meets or exceeds the standards necessary to be considered “well capitalized” under the Federal Deposit Insurance Company’s regulatory framework for prompt corrective action.

(mm)           Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations.  Except as disclosed in Schedule 3.1(mm), neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2008 by any governmental entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.  With respect to any matters requiring Board action prior to the date of this Agreement or Closing, as applicable, that were set forth in writing by any of the Federal Reserve, the FDIC or the DFI, the Company and its Subsidiaries have addressed such matters in all material respects.

The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries.

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and each Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law.  None of the Company, any Subsidiary or any director, officer or employee of the Company or any Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(nn)           No General Solicitation or General Advertising.  Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Shares.

(oo)           Mortgage Banking Business.  Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)           The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)           No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws,

For purposes of this Section 3(oo):  (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the U.S. Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(pp)           Risk Management Instruments.  Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2008, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms.  Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(qq)           ERISA.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(rr)           Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(ss)           Reservation of Underlying Shares.  The Company has reserved, and will continue to reserve, free of any preemptive or similar rights of stockholders of the Company, a number of unissued shares of Common Stock, sufficient to issue and deliver the Underlying Shares into which the Preferred Shares are convertible, assuming Shareholder Approval has been obtained.

(tt)           Regulatory Capital Levels.  At the Closing Date, taking into account the proceeds of the capital raise contemplated as part of this Transaction and assuming, (i) (with respect to the Company only) the conversion of the Preferred Shares and (ii) the net proceeds this capital raise are contributed by Company to Heritage Oaks Bank in accordance with Section 4.10, the Company and Heritage Oaks Bank  will each have a leverage ratio of not less than 10.0% and a total risk-based capital ratio of not less than 12.0%.

(uu)           Loan Loss Reserves.  As of the date hereof and as of the Closing Date, the Company’s management has concluded that the loan loss reserves of Heritage Oaks Bank are adequate.

(vv)           Change in Control.  Except as disclosed on Schedule 3.1(vv), the issuance of the Preferred Shares and the Series C Preferred Shares to the Purchasers as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. If such Purchaser is an entity, this Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)           Investment Intent.  Such Purchaser understands that the Preferred Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Preferred Shares as principal for its own account and not with a view to, or for distributing or reselling such Preferred Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Preferred Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such  Preferred Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and, if applicable, any regulations or policies of the Federal Reserve. Such Purchaser is acquiring the Preferred Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Preferred Shares (or any securities which are derivatives thereof) to or through any person or entity.

(d)           Purchaser Status.  At the time such Purchaser was offered the Preferred Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)           General Solicitation.  Such Purchaser is not purchasing the Preferred Shares as a result of the registration statement on Form S-1 filed by the Company on November 6, 2009, and withdrawn on January 15, 2010, any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Preferred Shares and, at the present time, is able to afford a complete loss of such investment.

(g)           Access to Information.  Such Purchaser acknowledges that it has received and reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Shares and the merits and risks of investing in the Preferred Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Preferred Shares.

(h)           Brokers and Finders.  Other than the Placement Agents with respect to the Company, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.  Purchaser acknowledges that it is purchasing the Preferred Shares directly from the Company and not from the Placement Agents.

(i)           Independent Investment Decision.  Such Purchaser has independently evaluated the merits of its decision to purchase Preferred Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Preferred Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Preferred Shares and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j)           Reliance on Exemptions.  Such Purchaser understands that the Preferred Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Preferred Shares.

(k)           No Governmental Review.  Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of the investment in the Preferred Shares nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares.

(l)           Residency.  Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Preferred Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(m)           Trading.  Purchaser acknowledges that there is no trading market for the Preferred Stock, and no such market is expected to develop.

(n)           Knowledge as to Conditions.  As of the date of this Agreement, Purchaser has no reasonable basis to believe why any regulatory approvals, consents or statements of non-objection required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           Compliance with Laws.  Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws.  In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent (it being agreed that in-house counsel for Purchaser shall be reasonably acceptable to Company), the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement with respect to such transferred Securities.  In addition, Patriot, to the extent it receives written confirmation from the Federal Reserve with respect to the Non-Control Determination set forth in Section 4.15 hereof, may only sell, transfer, assign or otherwise dispose of, in whole or in part, shares of Preferred Stock or the Underlying Shares only in accordance with and as permitted by guidance and policies established by the Federal Reserve as applicable and in effect at the time of any such transfer.

(b)           Legends.  Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY

TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).  NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

(c)           Removal of Legends.  The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions.  Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent.

Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).  Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d)           Acknowledgement.  Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. Except as otherwise provided below, while the above-referenced registration statement remains effective, each Purchaser hereunder may sell the Securities in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Securities are sold pursuant to Rule 144.  Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Securities is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Securities until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

(e)           Buy-In. If the Company shall fail for any reason or for no reason to issue to a Purchaser unlegended certificates within three (3) Trading Days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to such Purchaser, if on or after the Trading Day immediately following such three (3) Trading Day period, such Purchaser purchases (in an open market transaction or otherwise) Securities (or a broker or trading counterparty through which the Purchaser has agreed to sell shares makes such purchase) to deliver in satisfaction of a sale by the holder of Securities that such Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after such Purchaser’s request and in such Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the Securities so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Securities) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Securities and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of Securities, times (b) the closing bid price of such security on the Deadline Date.

4.2           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Furnishing of Information.  In order to enable the Purchasers to sell the Securities under Rule 144 of the Securities Act, for a period of one year from the Closing, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  During such one year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.

4.4           Form D and Blue Sky.  The Company agrees to timely file a Form D with respect to the Preferred Shares as required under Regulation D.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Preferred Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Preferred Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.5           No Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Preferred Shares in a manner that would require the registration under the Securities Act of the sale of the Preferred Shares to the Purchasers.

4.6           Securities Laws Disclosure; Publicity.  By 9:00 a.m., New York City time, on the Closing Date, the Company shall issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby.  On or before 9:00 a.m., New York City time, on the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the Registration Rights Agreement and the Certificate of Determination)). To the extent not previously disclosed by the Company, in the Company’s Annual Report on Form 10-K for the 2009 fiscal year the Company shall disclose any material non-public information provided to any Purchaser (the “Non-Public Information”).  From and after the filing of the Form 10-K, no Purchaser shall be in possession of any material non-public information received prior to the date of this Agreement from the Company, any Subsidiary or any of their respective officers, directors or employees, that is not disclosed in the Form 10-K. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii).  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement and the Non-

Public Information are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), except to the extent that Patriot is required to disclose information regarding the transactions contemplated hereby with respect to its filing with the Federal Reserve with respect to the Non-Control Determination or with respect to its filing with DFI requesting permission to acquire the Additional Patriot Shares.

4.7           Non-Public Information.  Except with the express written consent of such Purchaser and unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and each Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release.

4.8           Indemnification.

(a)           Indemnification of Purchasers.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement.  The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

(b)           Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however , that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii)  the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.9           Listing of Common Stock.  The Company will use its reasonable best efforts to list the Underlying Shares for quotation on the NASDAQ Capital Market and maintain the listing of the Common Stock on the NASDAQ Capital Market.

4.10           Use of Proceeds. Except for $7.0 million of the net proceeds which will be retained by the Company, the remaining net proceeds of the capital raised through the transactions contemplated by this Agreement shall be contributed to Heritage Oaks Bank in the form of a cash contribution or purchase of additional common equity.

4.11           Shareholders Meeting.  The Company shall call a meeting of its shareholders, as promptly as practicable following the Closing, but in no event later than September 30, 2010, to vote on a proposal (the “Shareholder Proposal”) to approve (i) the conversion of the Preferred Shares and the Series C Preferred Shares into Common Stock for purposes of Rule 5635 of the NASDAQ Stock Market Rules, (ii) an increase in the number of authorized shares of Common Stock to allow for the conversion of the Preferred Shares and Series C Preferred Shares into Common Stock, and (iii) an amendment to the Company’s bylaws increasing the range of the board of directors by at least one member (such approval of the Shareholder Proposal, “Shareholder Approval”).  The Board of Directors of the Company shall recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposal.  In connection with such meeting, the Company shall promptly prepare and file (but in no event more than thirty (30) days after the Closing Date) with the Commission a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders not more than fifteen (15) business days after clearance thereof by the Commission, and shall use its reasonable best efforts to solicit proxies for such Shareholder Approval, including, without limitation, engaging a nationally recognized proxy solicitation firm to assist in obtaining Shareholder Approval.  The Company shall notify Purchaser promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information (but the Company shall not provide any Purchaser with any material, nonpublic information, unless requested by such Purchaser and pursuant to a written agreement regarding the confidentiality and use of such information).  If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement.  In the event that Shareholder Approval is not obtained at such shareholder meeting, the Company shall include a proposal to approve (and the Board of Directors shall recommend approval of) such proposal at a meeting of its shareholders to be held no less than once in each subsequent six-month period beginning on the date of such shareholder meeting until such approval is obtained.

4.12           Limitation on Beneficial Ownership.  Except as provided herein, no Purchaser (and its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the Change in Bank Control Act) will be entitled to purchase a number of Preferred Shares that would result in such Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.9% of the number of shares of Common Stock issued and outstanding (based on the number of outstanding shares as of the Closing Date), if converted at the conversion rate equal to the liquidation preference divided by $3.25. Notwithstanding the foregoing, if Patriot receives the Non-Control Determination from the Federal Reserve and the approval or non-objection of the DFI, its beneficial ownership may exceed 9.9% as long as it does not exceed 14.9% of the then outstanding shares of Common Stock of the Company giving effect to the conversion of the Preferred Stock owned thereby based on the conversion rate applicable thereto.

4.13           No Change of Control.  The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Preferred Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

4.14           No Additional Issuances.  Between the date of this Agreement and the Closing Date, except for the issuance of shares of Common Stock issuable as of the date hereof as set forth in Schedule 3.1(g) and the Preferred Shares and Series C Preferred Shares being issued pursuant to this Agreement, the Company shall not issue or agree to issue any additional shares of Common Stock or other securities which provide the holder thereof the right to convert such securities into shares of Common Stock.

4.15 Regulatory Approvals.  Patriot shall use its reasonable best efforts to obtain, as promptly as practicable, all governmental, quasi-governmental, court or regulatory approvals, consents or statements of non-objection necessary to allow it to acquire the Additional Patriot

Shares, including any approvals, consents or statements of non-objection required by the DFI and the Federal Reserve. Patriot agrees (i) that it will promptly, and in any event within ten calendar days of this Agreement submit to the Federal Reserve, to the extent it has not done so already, a request for determination that it shall not be deemed to “control” the Company or any subsidiary of the Company for purposes of Sections 3 or 4 of the BHC Act by reason of the purchase of the Additional Patriot Shares or any Underlying Shares related thereto or the consummation of the other transactions contemplated by this Agreement (a “Non-Control Determination”), and (ii) it will provide (and, if and as required by the Federal Reserve, will cause any of its general partners, managers, managing members or management companies or other controlling entities, as applicable) customary passivity commitments required by the Federal Reserve as of the date of this Agreement in connection with its request to obtain such determination. In addition, to the extent it has not already done so, Patriot will file with the DFI for permission to acquire the Additional Patriot Shares.

4.16           Management Rights.

(a) On the date of this Agreement, the Company and Patriot and the Company and Castle Creek are entering into a separate management rights agreements in the form of Exhibit H attached to and made part of this Agreement.

(b) The rights provided by this Section 4.16 are personal to Patriot and Castle Creek and in no event shall such rights be assignable.

4.17           Sale of Additional Patriot Shares. In the event that Patriot shall have received written confirmation from the FRB of its Non-Control Determination with respect to Patriot’s proposal to purchase the Additional Patriot Shares as well as receiving all other regulatory approvals or non-objections applicable to it including the approval or non-objection of the DFI, then, subject to the terms and conditions set forth herein, Patriot agrees to purchase and the Company agrees to sell Patriot the Additional Patriot Shares.

4.18           Governance Matters

The Company covenants and agrees that, as provided in Section 4.11, it will submit to its shareholders at the next annual meeting thereof subsequent to the date hereof a proposal to increase the range of the size of the Board of Directors by at least one member.  Within ten Business Days subsequent to the Closing Date, the Company and the Bank will request the non-objection or approval of the Federal Reserve, the FDIC, and the DFI, to the extent required, for the appointment of the Patriot representative as provided in this Section 4.18.  The Company further covenants and agrees that within five days of receipt of the latter to occur of such shareholder approval or receipt of the non-objection or approval of the Federal Reserve, the FDIC and/or the DFI, the Board of Directors shall cause one person nominated by Patriot (a “Board Representative”) to be elected or appointed to the Board of Directors, subject to satisfaction of the legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed).  After such appointment or election of a Board Representative, so long as Patriot beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) 4.9% of the outstanding shares of Common Stock whether acquired upon conversion of the Preferred Stock or otherwise (and treating each share of Preferred Stock that is not a share of Common Stock as if it had converted into Common Stock), the Company will be required to recommend to its shareholders the election of the Board Representative at the Company’s annual meeting, subject to satisfaction of the legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed).  If Patriot no longer beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) the minimum number of shares of the Preferred Stock or the Common Stock specified in the prior sentence, Patriot will have no further rights under this Section 4.18, and, at the written request of the Board of Directors, shall use its reasonable best efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter.

Any Board Representative (including any successor nominee) duly selected in accordance with Section 4.18 shall, subject to applicable law, be the Company’s and the Company’s Nominating and Governance Committee’s nominee to serve on the Board of Directors.  The Company shall use all reasonable best efforts to have the Board Representative elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.

For only so long as Patriot has the right to nominate a Board Representative pursuant to Section 4.18, Patriot shall have the power to designate the Board Representative’s replacement upon the death, resignation, retirement, disqualification or removal from office of such director.  The Board of Directors will use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Nominating and Governance Committee’s nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

Any Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors.  The Company shall notify each Board Representative of all regular and special meetings of the Board of Directors and shall notify each Board Representative of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member in accordance with the Company’s bylaws as then in effect.  The Company shall provide each Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

At all times when Patriot has the right to a Board Representative as provided in Section 4.18, upon the written request of Patriot and in lieu of such Patriot’s nomination of a Board

Representative, Patriot may appoint one individual to attend all meetings of the Board of Directors and all committees thereof (the “Observer”) and pursuant to this Section 4.18 hereof the board of directors of the Bank and all committees thereof, which individual shall be reasonably acceptable to the Board of Directors (such approval not to be unreasonably withheld or delayed); provided that the appointment by Patriot of an Observer shall not prevent Patriot from nominating a Board Representative in lieu of an Observer at a future time.  The Observer shall not have any right to vote on any matter presented to the Board of Directors or any committee thereof.  The Company shall give the Observer written notice of each meeting thereof at the same time and in the same manner as the members of the Board of Directors, shall provide the Observer with all written materials and other information given to members of the Board of Directors at the same time such materials and information are given to the members of the Board of Directors and shall permit the Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents; provided, however, that (A) the Observer may be excluded from executive sessions comprised solely of independent directors by the lead or presiding independent director if, in his good faith judgment, such exclusion is to facilitate candid discussion of particularly sensitive matters (it being understood that it is not expected that the Observer would be excluded from routine executive sessions), (B) the Company or the Board of Directors shall have the right to withhold any information and to exclude the Observer from any meeting or portion thereof (1) if doing so is, in the reasonable good faith judgment of the Company, after consultation with counsel, advisable or necessary to protect the attorney-client privilege between the Company and counsel or (2) if the Board of Directors reasonably determines in good faith, after consultation with counsel, that attendance by the Observer would conflict with fiduciary requirements under applicable law and (C) Patriot shall cause its Observer to agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such Observer.  Patriot covenants and agrees to hold all such information obtained from its Observer as provided in the prior sentence in confidence pursuant to the Non-Disclosure Agreement entered into between the Company and Patriot dated January 22, 2010.

So long as Patriot has the right to appoint a Board Representative pursuant to this Section 4.18, Patriot shall have the right to either nominate one person (the “Bank Board Representative”) to be elected or appointed as director to the board of directors of the Bank (the “Bank Board”) or to appoint one person to attend all meetings of the Bank Board and all committees thereof as an observer (the “Bank Board Observer”); provided that the appointment by Patriot of a Bank Board Observer shall not prevent Patriot from nominating a Bank Board Representative in lieu of a Bank Board Observer at a future time.  The obligations of the Company otherwise with respect to, and the conditions on the appointment and, if applicable, directorship of, the Bank Board Representative and the Bank Board Observer shall be substantially the same as those with respect to or applicable to the Board Representative and Observer, respectively.

The rights provided by this Section 4.18 are personal to Patriot and in no event shall such rights be assignable.

4.19           No Rights Agreement.  The Company shall not enter into any poison pill agreement, stockholders’ rights plan or similar agreement that shall limit the rights of a Purchaser to acquire Common Stock unless such poison pill agreement, stockholders’ rights plan or similar agreement grants an exemption or waiver to the Purchaser immediately effective upon execution of such plan or agreement that would allow the Purchaser to acquire such Common Stock.

4.20        Certain Transactions.  The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.21   Gross-Up Rights.
(a) Sale of New Securities.  For so long as a Purchaser, together with its Affiliates, owns 4% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable and, for the avoidance of doubt, including as shares owned and outstanding all shares of Common Stock issued by the Company after the Closing) (before giving effect to any issuances triggering provisions of this Section), if at any time after the date hereof the Company makes any public or nonpublic offering or sale of Common Stock, or securities convertible into Common Stock (any such security, a “New Security”) (other than (i) any Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated to be issued as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction), then the Purchaser shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities.  The amount of New Securities that the Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock held by the Purchaser, if any, and (ii) the number of shares of Common Stock represented by the Preferred Shares and Series C Preferred Shares held by the Purchaser on an as-converted basis as of such date, if any, and the denominator of which is the sum of (i) the number of shares of Common Stock then outstanding, (ii) the number of shares of Common Stock represented by the Preferred Shares and Series C Preferred Shares on an as-converted basis as of such date.  Notwithstanding anything herein to the contrary, in no event shall the Purchaser have the right to purchase securities hereunder to the extent such purchase would result in such Purchaser, together with its Affiliates, owning a greater percentage interest in the Company than such Purchaser held immediately prior to the issuance of the New Securities (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable).

(b) Notice.  In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give the Purchaser written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten Business Days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering.  If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified on the Purchaser’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of the Purchaser without the consent of one of the designated individuals.  The Purchaser shall have ten Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.21 and as to the amount of New Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.21(a).  Such notice shall constitute a nonbinding indication of interest of the Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it.  The failure of the Purchaser to respond within such ten Business Day period shall be deemed to be a waiver of such Purchaser’s rights under this Section 4.21 only with respect to the Offering described in the applicable notice.

(c) Purchase Mechanism.  If the Purchaser exercises its rights provided in this Section 4.21, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals).  Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by the Purchasers will occur no earlier than the closing of the Offering triggering the right being exercised by the Purchaser.  Each of the Company and the Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase.   In the event the Purchaser fails to exercise its rights provided in this Section 4.21 within said 10 Business Day period or, if so exercised, the Purchaser is unable to consummate such purchase within the time period specified in Section 4.21(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.21 by the Purchaser or which the Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to the Purchaser.  Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Purchaser in the manner provided above.

(e) Non-Cash Consideration.  In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Termination.  Purchaser’s rights hereunder shall expire on the earlier of the following: (i) three (3) years from the Closing; or (ii) at such time that the Purchaser, together with its Affiliates, owns less than 4% of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable and, for the avoidance of doubt, including as shares owned and outstanding all Common Shares issued by the Company after the Closing) (before giving effect to any issuances triggering provisions of Section 4.21).

(g) Cooperation.  The Company and the Purchaser shall cooperate in good faith to facilitate the exercise of the Purchaser’s rights under this Section 4.21, including to secure any required approvals or consents.

(h) No Assignment of Rights.  The rights of a Purchaser described herein shall be personal to Purchaser and the transfer, assignment and/or conveyance of said rights from Purchaser to any other person and/or entity is prohibited and shall be void and of no force or effect.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Purchasers to Purchase Preferred Shares.  The obligation of each Purchaser to acquire Preferred Shares at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Preferred Shares (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)           No Suspensions of Trading in Common Stock; Listing.  The Common Stock (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.  The Company shall have obtained approval of the Principal Trading Market to list the Underlying Shares.

(f)           Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)           Compliance Certificate.  The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit I.

(h)           Certificate of Determination.  The Company shall have filed the Certificate of Determination with the California Secretary.

(i) Regulatory Approvals.  In the case of Patriot with respect to the purchase of the Additional Patriot Shares, Patriot shall have received written confirmation from the (a) Federal Reserve of its Non-Control Determination as to Patriot and (b) DFI its approval or non-objection; provided, however, that no such regulatory approval or non-objection or Non-Control Determination shall (A) impose any condition or requirement that would reasonably be expected to be materially burdensome to Patriot (including any material constraints or restrictions on the Patriot’s current business or investments but excluding any customary passivity commitments required as contemplated by Section 4.15) or (B) impose any restraint or condition on any limited partner of Patriot (including a requirement to file any application or notice under the BHC Act, the Change in Bank Control Act or any other federal or state banking law) (each a “Burdensome Condition”); and provided, further that the imposition of a Burdensome Condition in connection with a regulatory approval or Non-Control Determination shall constitute a denial of such regulatory approval or Non-Control Determination and such regulatory approval or Non-Control Determination shall be deemed not received for all purposes in this Agreement, including but not limited to Section 6.16 hereof.

(j) Minimum Gross Proceeds.  The Company shall simultaneously issue and deliver at such Closing to the Purchasers hereunder in the aggregate at least sufficient shares of the Preferred Stock and Series C Preferred Shares against payment of an aggregate Purchase Price of at least $55.0 million (not taking into account the Patriot Additional Shares).

(k)           Termination.  This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

5.2           Conditions Precedent to the Obligations of the Company to sell Preferred Shares.  The Company’s obligation to sell and issue the Preferred Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties.  The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)           Performance.  Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Preferred Shares, all of which shall be and remain so long as necessary in full force and effect.

(e)           Purchasers Deliverables.  Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f) Regulatory Approvals.  With respect to the sale of the Additional Patriot Shares, Patriot shall have received written confirmation from the Federal Reserve of its Non-Control Determination and the approval or non-objection of the DFI.

(g)           Termination.  This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

5.3            Sale of the Additional Patriot Shares.  In the event that Patriot has not received the written confirmation from the Federal Reserve of its Non-Control Determination and the approval or non-objection of the DFI with respect to the purchase of the Additional Patriot Shares prior to the Closing Date, then such sale shall not occur until such approval and Non-Control Determination are received.  Upon receipt of the Non-Control Determination and the DFI approval or non-objection, then within five Business Days thereafter, the funds previously deposited in the Escrow Agreement by Patriot shall be released to the Company and the Company shall deliver to Patriot certificates representing such Additional Patriot Shares, subject to the provisions of Section 6.16.  Except as otherwise provided herein, in the event Patriot does not receive by May 15, 2010, the necessary approvals or non-objection or Non-Control Determination in order to be able to permit it to purchase the Additional Patriot Shares, then Patriot or the Company, pursuant to the provisions of Section 6.16 may terminate this portion of the Agreement.  Upon termination of such obligation, the Escrow Agreement shall be terminated and the funds held thereby returned to Patriot.  The terms and conditions of this Section 5.3 shall have no effect whatsoever on the obligations of Patriot to purchase the Patriot Shares.

In the event that by May 7, 2010, with respect to Patriot’s proposed purchase of the Patriot Additional Shares Patriot has (i) not received the Non-Control Determination from the Federal Reserve or has reason to believe that it will be denied or that it will be requested to withdraw its submission thereto or (ii) not received the approval or non-objection of the DFI, Patriot shall have the option of purchasing instead 1,252,923 shares of Series C convertible perpetual preferred stock (the “Series C Preferred”).  If Patriot determines to purchase the Series C Preferred and provides written notice to the Company prior to May 15, 2010, the termination provisions with respect to the purchase of the Additional Patriot Shares set forth in Section 6.16 will be null and void.

ARTICLE VI.
MISCELLANEOUS

6.1           Fees and Expenses.  The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby.  The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.

6.2           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of  transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:               Heritage Oaks Bancorp
1222 Vine Street
Paso Robles, California 93446
Attention:  Lawrence P. Ward
Telephone: (805) 369-5260
Fax: (805) 369-5062

With a copy to:                     Stuart | Moore
641 Higuera, Suite 302
San Luis Obispo, California 93401
Attention: Kenneth E. Moore, Esq.
Telephone: (805) 545-8590
Fax: (805) 545-8599

If to Purchaser:                     At the address set forth on the signature page hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers affected by such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Preferred Shares.

            6.5           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than Indemnified Persons.

6.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the California Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such California Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9           Survival.  Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Preferred Shares.

6.10           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12           Replacement of Shares.  If any certificate or instrument evidencing any Preferred Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Preferred Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Preferred Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Preferred Shares or enforcing its rights under the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

6.16           Termination.  Except with respect to the Patriot Additional Shares, this Agreement may be terminated and the sale and purchase of the Preferred Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only)

upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however , that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time; and provided, further, in the event this Agreement is terminated by Patriot or the Company, with respect to Patriot, such termination shall also terminate the obligations set forth in Sections 5.1(i) and 5.3, hereof.  The Company shall give prompt notice of any such termination to each other Purchaser, and, if necessary, work in good faith to restructure the transaction to allow each Purchaser that does not exercise a termination right to purchase the full number of securities set forth below such Purchaser’s name on the signature page of this Agreement while remaining in compliance with Section 4.12.  Subject to the provisions of Section 5.3, if (i) Patriot or any of Patriot’s Affiliates receives written notice from or is otherwise advised by the Federal Reserve that it will not grant a Non-Control Determination or by the DFI that it will not approve or issue a non-objection to the purchase of the Additional Patriot Shares or (ii) Patriot does not receive the Non-Control Determination and the DFI approval or non-objection by May 15, 2010, then the provisions of this Agreement as between the Company and Patriot requiring Patriot to purchase and the Company to sell the Additional Patriot Shares set forth in Sections 5.1(i) and 5.3 may be terminated by the Company or Patriot by written notice to the other; provided, however, that the termination right provided in this sentence shall not be available to any party who shall have breached its obligations under this Agreement in any manner that shall have proximately contributed to such DFI approval or non-objection or Federal Reserve Non-Control Determination not to be obtained.  The termination of the provisions of Section 5.1(i) and 5.3 in and of itself does not terminate the Company’s or Patriot’s other obligations under the remaining terms of this Agreement.  Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

            6.17           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18           Adjustments in Stock Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HERITAGE OAKS BANCORP

____________________________________
By:  Lawrence P. Ward
Its:  President and CEO

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[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

NAME OF PURCHASER:                                   __________________________________

__________________________________
By:  ______________________________
Its:  ______________________________

Aggregate Purchase Price (Subscription Amount):     $_____________________

Number of Preferred Shares to be Acquired:                  ______________________

Tax ID No.:                                                                           ______________________

Address for Notice:                                                            ______________________
   ______________________
   ______________________

Attention:                                                                            ______________________

Telephone No.:                                                                   ______________________

Fax No.:                                                                                ______________________

E-mail Address:                                                                  ______________________

Delivery Instructions, if different from above:              c/o  _______________________________

   Street:   ____________________________

   City/State/Zip: ______________________

   Attention: __________________________

   Telephone No.: ______________________